                                                                   EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS FOURTH QUARTER AND TWELVE MONTHS 2017 FINANCIAL RESULTS

-	Reaffirms full year 2018 forecast and 2020 goals
-	Revises 1Q 2018 forecast

GAITHERSBURG, Md., February 22, 2018—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and twelve months ended December 31, 2017.

2017 FINANCIAL HIGHLIGHTS

(in millions)	4Q 2017 (unaudited)	4Q 2016 (1) (unaudited)
Total Revenues	$193.8	$151.7
Net Income	$33.9	$32.3
Adjusted Net Income (2)	$37.8	$36.6
EBITDA (1)	$65.2	$61.3

(in millions)	Full Year 2017 (unaudited)	Full Year 2016 (1)
Total Revenues	$560.9	$488.8
Net Income	$82.6	$62.5
Adjusted Net Income (2)	$95.7	$77.5
EBITDA (1)	$166.0	$141.7

(1)	Financial results for 4Q 2016 and Full Year 2016 are presented on a continuing operations basis.
(2)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

4Q 2017 BUSINESS ACCOMPLISHMENTS
Acquisitions
•
Completed the acquisition of Sanofi's ACAM2000® business, including ACAM2000 (Smallpox (Vaccinia) Vaccine, Live), the only smallpox vaccine licensed by the U.S. Food and Drug Administration (FDA), related manufacturing facilities and employees, and an existing 10-year, $425 million contract with the Centers for Disease Control and Prevention (CDC) with a remaining value at acquisition of up to approximately $160 million for deliveries of ACAM2000 to the Strategic National Stockpile (SNS)

•
Completed the acquisition of Raxibacumab, an FDA-approved anthrax monoclonal antibody, from GSK and assumed responsibility for a multi-year contract with the Biomedical Advanced Research and Development Authority (BARDA), with a remaining value at acquisition of up to approximately $130 million, to supply Raxibacumab to the SNS

Procurement Contracts
•
Awarded a contract valued at up to approximately $25 million by the U.S. Department of State to supply Trobigard™(3) (Atropine Sulfate [2mg]/Obidoxime Chloride [220mg]) auto-injector, a drug and device combination product for emergency use outside of the U.S. in the event of nerve agent or organophosphate poisoning

•	Awarded a contract by the Department of National Defence, valued at approximately $8 million, to deliver Anthrasil® (Anthrax Immune Globulin Intravenous [human]) to the Canadian government
Capital Structure
•
Converted approximately $239.4 million, or 95.8%, of the $250 million 2.875% Convertible Senior Notes due 2021 (the Notes) for approximately 8.5 million shares of the company's common stock by holders of the Notes.

•	Repurchased 788,894 shares of its common stock in the fourth quarter of 2017 under a board-approved share repurchase program

(3) Trobigard is not currently approved or cleared by the U.S. Food and Drug Administration or any similar regulatory body, and is only distributed to authorized government buyers for use outside the U.S. This product is not distributed in the U.S.

2017 FINANCIAL PERFORMANCE

(I) Quarter Ended December 31, 2017 (Unaudited)

Revenues

Total Revenues
For Q4 2017, total revenues were $193.8 million, an increase of 28% as compared to 2016. The increase is primarily driven by increased product sales of $74.1 million mainly due to a $63.2 million increase in BioThrax sales as well as sales of products acquired in Q4 2017, partially offset by a $31.6 million reduction in contracts and grants revenue.

Product Sales
For Q4 2017, product sales were $161.6 million, an increase of 85% as compared to 2016. The increase is principally attributable to a $63.2 million increase in BioThrax® (Anthrax Vaccine Adsorbed) sales as well as a $10.9 million increase primarily due to sales of products acquired in Q4 2017.

	Three Months Ended December 31,
(in millions) (unaudited)	2017	2016	% Change
Product Sales
BioThrax®	$107.0	$43.8	145%
Other	54.6	43.7	25%
Total Product Sales	$161.6	$87.5	85%

Contract Manufacturing
For Q4 2017, revenue from the Company's contract manufacturing operations was $16.2 million, a decrease of 3% as compared to 2016.

Contracts and Grants
For Q4 2017, contracts and grants revenue was $15.9 million, a decrease of 66% as compared to 2016. The decrease primarily reflects a reduction in revenue associated with the successful completion of multiple U.S. government contracts as well as reduced R&D activities related to certain ongoing funded development programs.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q4 2017, cost of product sales and contract manufacturing was $70.3 million, an increase of 84% as compared to 2016. The increase primarily reflects the impact of higher product sales.

Research and Development (Gross and Net)
For Q4 2017, gross R&D expenses were $28.5 million, an increase of 5% as compared to 2016. The increase primarily reflects increased contract development services performed for NuThraxTM and the EV-035 series of molecules, offset by reduced services related to the task orders performed by the Center for Innovation in Advanced Development and Manufacturing (CIADM).

For Q4 2017, net R&D expense (calculated as gross research and development expenses less contracts and grants revenue) was $12.6 million. For Q4 2016, contracts and grants revenue exceeded gross R&D expense, resulting in a net contribution from funded development programs of $20.4 million.

	Three Months Ended December 31,
(in millions) (unaudited)	2017	2016	% Change
Research and Development Expenses	$28.5	$27.1	5%
Adjustments:
- Contracts and grants revenue	$15.9	$47.5	(66%)
Net Research and Development Expenses (Income)	$12.6	$(20.4)	--

Selling, General and Administrative
For Q4 2017, selling, general and administrative expenses were $42.0 million, an increase of 19% as compared to 2016. The increase is attributable to higher compensation expense and professional services fees during the period.

Net Income & Adjusted Net Income
For Q4 2017, net income was $33.9 million, or $0.67 per diluted share, versus $32.3 million, or $0.67 per diluted share, in 2016.

Net income per diluted share is computed using the "if-converted" method prior to November 14, 2017, the date the company terminated conversion rights associated with the company's 2.875% Convertible Senior Notes due 2021 (the Notes). This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Notes. The following table details the adjustments made in this calculation.

	Three Months Ended December 31,
(in millions, except per share value) (unaudited)	2017	2016
Net Income	$33.9	$32.3
Adjustments:
+ Interest expense, net of tax	0.2	0.9
+ Amortization of debt issuance costs, net of tax	0.1	0.2
Net Income, adjusted ("if converted") Net Income Per Diluted Share, adjusted ("if converted")	$34.2 0.67	$33.4 0.67
Weighted Average Diluted Shares	51.0	49.6

For Q4 2017, adjusted net income, a non-GAAP measure, was $37.8 million, or $0.74 per diluted share, versus $36.6 million, or $0.74 per diluted share, in 2016. See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

(II) Year Ended December 31, 2017 (Unaudited)

Revenues

Total Revenues
For the twelve months of 2017, total revenues were $560.9 million, an increase of 15% as compared to 2016. The increase is attributable to significantly increased product sales, notably Other product sales, and contract manufacturing services revenue offset by a decrease in contracts and grants revenue.

Product Sales
For the twelve months of 2017, product sales were $421.5 million, an increase of 42% as compared to 2016. The increase is principally attributable to higher BioThrax sales to the SNS and higher Other product sales, specifically timing of BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)] deliveries to the SNS, international sales of VIGIV and Trobigard and sales of ACAM2000 to the CDC and Raxibacumab to BARDA.

	Twelve Months Ended December 31,
(in millions)	2017 (unaudited)	2016	% Change
Product Sales
BioThrax®	$286.6	$237.0	21%
Other	$134.9	$59.3	128%
Total Product Sales	$421.5	$296.3	42%

Contract Manufacturing
For the twelve months of 2017, revenue from the Company's contract manufacturing operations was $68.9 million, an increase of 40% as compared to 2016. The increase primarily reflects an increase in fill/finish and manufacturing services to commercial entities.

Contracts and Grants
For the twelve months of 2017, contracts and grants revenue was $70.4 million, a decrease of 51% as compared to 2016. The decrease primarily reflects a reduction in revenue associated with the successful completion of multiple U.S. government contracts as well as reduced R&D activities related to certain ongoing funded development programs.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the twelve months of 2017, cost of product sales and contract manufacturing was $195.7 million, an increase of 49% as compared to 2016. The increase primarily reflects the impact of higher product sales and increased costs associated with the expansion of our contract manufacturing business.

Research and Development (Gross and Net)
For the twelve months of 2017, gross R&D expenses were $97.4 million, a decrease of 10% as compared to 2016. The decrease primarily reflects lower contract development services costs associated with reduced contract development services performed during the period.

For the twelve months of 2017, net R&D expense (calculated as gross research and development expenses less contracts and grants revenue) was $27.0 million. For the twelve months of 2016, contracts and grants revenue exceeded gross R&D expense, resulting in a net contribution from funded development programs of $35.1 million.

	Twelve Months Ended December 31,
(in millions)	2017 (unaudited)	2016	% Change
Research and Development Expenses	$97.4	$108.3	(10%)
Adjustments:
- Contracts and grants revenue	$70.4	$143.4	(51%)
Net Research and Development Expenses (Income)	$27.0	$(35.1)	--

Selling, General and Administrative
For the twelve months of 2017, selling, general and administrative expenses were $143.5 million, unchanged as compared to 2016.

Net Income & Adjusted Net Income
For the twelve months of 2017, net income was $82.6 million, or $1.71 per diluted share, versus $62.5 million, or $1.35 per diluted share, in 2016.

Net income per diluted share is computed using the "if-converted" method prior to November 14, 2017, the date the company terminated conversion rights associated with the company's 2.875% Convertible Senior Notes due 2021 (the Notes). This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Notes. The following table details the adjustments made in this calculation.

	Twelve Months Ended December 31,
(in millions, except per share value)	2017 (unaudited)	2016
Net Income	$82.6	$62.5
Adjustments:
+ Interest expense, net of tax	2.6	3.3
+ Amortization of debt issuance costs, net of tax	0.7	0.8
Net Income, adjusted ("if converted") Net Income Per Diluted Share, adjusted ("if converted")	$85.9 1.71	$66.6 1.35
Weighted Average Diluted Shares	50.3	49.3

For the twelve months of 2017, adjusted net income, a non-GAAP measure, was $95.7 million, or $1.90 per diluted share, versus $77.5 million, or $1.57 per diluted share, in 2016. See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

2018 FINANCIAL & OPERATIONAL GOALS
2018 Financial Forecast:
•	Total revenue of $715 to $755 million
•	Pre-Tax income of $120 to $140 million
•	Net income of $95 to $110 million
•	Adjusted net income of $110 to $125 million (2)
•	EBITDA of $175 to $190 million (2)

(2)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

2018 Operational Goals:
•	Advance NuThrax development to enable Emergency Use Authorization filing with the FDA in 2018
•	Complete ACAM2000 deliveries; establish a multi-year follow-on contract with the U.S. government
•	Deliver Raxibacumab doses under current contract; advance tech transfer to the company's CIADM Bayview facility in Baltimore, Maryland
•	Progress pipeline to have at least four product candidates in advanced development
•	Complete an acquisition that generates revenue within 12 months of closing

1Q 2018 Financial Forecast (Revised):
•	Total revenue of $125 to $150 million; previous forecast was $145 to $160 million; the revision primarily reflects the timing of deliveries of BioThrax

2020 FINANCIAL & OPERATIONAL GOALS
The Company is targeting the following 2020 financial and operational goals:
•	Total Revenue: $1 billion
•	Revenue Mix: at least 10% of total revenue from ex-US customers
•	Expense Discipline: Net R&D <15% of net revenue (4); SG&A <25% of total revenue
•	Net Income: at least 14% of total revenue
•	Product Development Pipeline: Six products in clinical or advanced development (with at least three dual-market opportunities)

(4) Computed as Total Revenue less Contracts & Grants Revenue.

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, February 22, 2018, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website:

Live Teleconference Information: Dial in number: (855) 766-6521 International dial in: (262) 912-6157 Conference ID: 93325042

Live Webcast Information: Visit edge.media-server.com/m6/p/qhvnyd93 for the live webcast feed.

A replay of the call can be accessed on Emergent's website emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional, and naturally occurring public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, statements regarding the potential opportunities and anticipated financial implications of our acquisitions of the ACAM2000 business from Sanofi Pasteur Biologics, LLC and Raxibacumab from GlaxoSmithKline LLC, and any other statements containing the words "will," "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, strategic goals, growth strategy, acquisition strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, product development and delivery timeline, and Emergency Use Authorization (EUA) and the timing of other regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding and the exercise of options under our BioThrax and NuThrax contracts; appropriations for the procurement of our products; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the FDA within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to identify and acquire or in-license products or product candidates that satisfy our selection criteria; our ability to successfully integrate and develop the products or product candidates, programs, operations and personnel of any entities, businesses or products that we acquire, including our recently completed acquisitions of the ACAM2000 business from Sanofi and Raxibacumab from GSK and the timing and receipt of required FDA approvals for actions contemplated in connection with our integration of these products; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; the results of regulatory inspections; the outcome of the purported class action lawsuit filed against us and possible other future material legal proceedings; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,
	2017	2016
	(Unaudited)
Revenues:
Product sales	$161,641	$87,493
Contract manufacturing	16,235	16,683
Contracts and grants	15,933	47,487
Total revenues	193,809	151,663

Operating expenses:
Cost of product sales and contract manufacturing	70,258	38,259
Research and development	28,498	27,117
Selling, general and administrative	41,976	35,358
Income from operations	53,077	50,929

Other income (expense):
Interest income	160	289
Interest expense	(856)	(2,535)
Other income (expense), net	(428)	439
Total other expense, net	(1,124)	(1,807)

Income before provision for income taxes	51,953	49,122
Provision for income taxes	18,011	16,836
Net income	$33,942	$32,286

Net income per share - basic	$0.77	$0.80
Net income per share – diluted (5)	$0.67	$0.67

Weighted-average number of shares - basic	44,269,276	40,519,002
Weighted-average number of shares - diluted	51,004,378	49,572,655

(5)	See "Net Income and Adjusted Net Income" within section "(I) Quarter Ended December 31, 2017 and 2016 (Unaudited)" for explanation of adjustments to denominator for per diluted share calculation.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Twelve Months Ended December 31,
	2017	2016
	(Unaudited)
Revenues:
Product sales	$421,516	$296,278
Contract manufacturing	68,935	49,138
Contracts and grants	70,422	143,366
Total revenues	560,873	488,782

Operating expenses:
Cost of product sales and contract manufacturing	195,707	131,284
Research and development	97,384	108,290
Selling, general and administrative	143,497	143,686
Income from operations	124,285	105,522

Other income (expense):
Interest income	1,753	1,053
Interest expense	(6,590)	(7,617)
Other income (expense), net	(815)	263
Total other expense, net	(5,652)	(6,301)

Income from continuing operations before provision for income taxes	118,633	99,221
Provision for income taxes	36,039	36,697
Net income from continuing operations	82,594	62,524
Net loss from discontinued operations	-	(10,748)
Net income	$82,594	$51,776

Net income per share from continuing operations - basic	$1.98	$1.56
Net loss per share from discontinued operations - basic	-	(0.27)
Net income per share - basic	$1.98	$1.29

Net income per share from continuing operations - diluted	$1.71	$1.35
Net loss per share from discontinued operations - diluted	-	(0.22)
Net income per share - diluted (5)	$1.71	$1.13

Weighted-average number of shares - basic	41,816,431	40,184,159
Weighted-average number of shares - diluted	50,327,937	49,335,112

(5)	See "Net Income and Adjusted Net Income" within section "(II) Year Ended December 31, 2017 (Unaudited)" for explanation of adjustments to denominator for per diluted share calculation.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
	December 31, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$178,292	$271,513
Restricted cash	1,043	-
Accounts receivable, net	143,653	138,478
Inventories	142,812	74,002
Income tax receivable, net	2,432	9,996
Prepaid expenses and other current assets	17,157	16,229
Total current assets	485,389	510,218
Property, plant and equipment, net	407,210	376,448
Intangible assets, net	119,597	33,865
Goodwill	49,130	41,001
Deferred tax assets, long-term, net	2,834	6,096
Other assets	6,046	2,483
Total assets	$1,070,206	$970,111
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,751	$34,649
Accrued expenses and other current liabilities	4,831	6,368
Accrued compensation	37,882	34,537
Notes payable	-	20,000
Contingent consideration, current portion	2,372	3,266
Deferred revenue, current portion	13,232	7,036
Total current liabilities	100,068	105,856
Contingent consideration, net of current portion	9,902	9,919
Long-term indebtedness	13,457	248,094
Income taxes payable, net of current	12,500	-
Deferred revenue, net of current portion	17,259	8,433
Other liabilities	4,675	1,604
Total liabilities	157,861	373,906
Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both December 31, 2017 and December 31, 2016	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 50,619,808 shares issued and 49,405,365 shares outstanding at December 31, 2017; 40,996,890 shares issued and 40,574,060 shares outstanding at December 31, 2016	50	41
Treasury stock, at cost, 1,214,443 and 422,830 common shares at December 31, 2017 and December 31, 2016, respectively	(39,497)	(6,420)
Additional paid-in capital	618,416	352,435
Accumulated other comprehensive loss	(3,698)	(4,331)
Retained earnings	337,074	254,480
Total stockholders' equity	912,345	596,205
Total liabilities and stockholders' equity	$1,070,206	$970,111

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND EBITDA
This press release contains two financial measures (Adjusted Net Income and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

	Three Months Ended December 31,
(in millions, except per share value)	2017	2016	Source
Net Income	$33.9	$32.3	N/A
Adjustments:
+ Acquisition-related costs (transaction & integration)	1.5	1.0	SG&A
+ Non-cash amortization charges	4.1	1.9	COGS, SG&A, Other Income
+ Exit and disposal costs	--	2.6	SG&A
+ Impact of purchase accounting on inventory step-up	0.4	1.1	SG&A
Tax effect	(2.1)	(2.3)	N/A
Total Adjustments:	3.9	4.3	N/A
Adjusted Net Income Adjusted Net Income Per Diluted Share	$37.8 0.74	$36.6 0.74	N/A

	Twelve Months Ended December 31,
(in millions, except per share value)	2017	2016	Source
Net Income	$82.6	$62.5	N/A
Adjustments:
+ Acquisition-related costs (transaction & integration)	5.6	1.7	SG&A
+ Non-cash amortization charges	10.3	8.4	COGS, SG&A, Other Income
+ Exit and disposal costs	1.5	11.7	SG&A
+ Impact of purchase accounting on inventory step-up	2.6	1.1	SG&A
Tax effect	(7.0)	(8.0)	N/A
Total Adjustments:	13.1	15.0	N/A
Adjusted Net Income Adjusted Net Income Per Diluted Share	$95.7 1.90	$77.5 1.57	N/A

Reconciliation of Net Income to EBITDA (Unaudited)

	Three Months Ended December 31,
(in millions, except per share value)	2017	2016
Net Income	$33.9	$32.3
Adjustments:
+ Depreciation & Amortization	12.4	9.7
+ Provision for Income Taxes	18.0	16.8
+ Total Interest Expense	0.9	2.5
Total Adjustments	31.3	29.0
EBITDA EBITDA per Diluted Share	$65.2 1.28	$61.3 1.24

	Twelve Months Ended December 31,
(in millions, except per share value)	2017	2016
Net Income	$82.6	62.5
Adjustments:
+ Depreciation & Amortization	40.8	34.9
+ Provision for Income Taxes	36.0	36.7
+ Total Interest Expense	6.6	7.6
Total Adjustments	83.4	79.2
EBITDA EBITDA per Diluted Share	$166.0 3.30	$141.7 2.87

RECONCILIATION OF STATEMENT OF OPERATIONS
The following table provides a reconciliation of the Company's Statement of Operations for the Twelve Months Ended December 31, 2016 on a continuing operations basis to that on a combined basis, which takes into account the impact of the Aptevo-related discontinued operations.

(in millions)
	Twelve Months Ended December 31, 2016
	Continuing Operations	Discontinuing Operations	Combined
Revenues:
Product sales	$296.3	$21.2	$317.5
Contract manufacturing	49.1	-	49.1
Contracts and grants	143.4	0.2	143.6
Total revenues	488.8	21.4	510.2

Operating expenses:
Cost of product sales and contract manufacturing	131.3	11.6	142.9
Research and development	108.3	18.0	126.3
Selling, general and administrative	143.7	23.8	167.5
Income (loss) from operations	105.5	(32.0)	73.5

Other income (expense):
Interest income	1.1	-	1.1
Interest expense	(7.6)	-	(7.6)
Other expense, net	0.2	(0.0)	0.2
Total other expense, net	(6.3)	(0.0)	(6.3)

Income (loss) before provision for (benefit) from income taxes	99.2	(32.0)	67.2
Provision for (benefit from) income taxes	36.7	(21.3)	15.4
Net income (loss)	$62.5	$(10.7)	$51.8